EX-23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (2-93572, 33-45809 and 33-53462) on Forms S-8 of Bel Fuse Inc. of our report dated March 13, 2002, appearing in this Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 2001.

March 21, 2002
New York, New York